Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pendrell Corporation on Form 10-Q for the period ending September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (“Report”), Lee E. Mikles, Chief Executive Officer and President (principal executive officer) and Steven A. Ednie, Vice President, Chief Financial Officer (principal financial and accounting officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LEE E. MIKLES	/s/ STEVEN A. EDNIE
Lee E. Mikles Chief Executive Officer and President (principal executive officer)	Steven A. Ednie Vice President, Chief Financial Officer (principal financial and accounting officer)

October 30, 2015	October 30, 2015

A signed original of this written statement has been provided to Pendrell Corporation and will be retained by Pendrell Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.